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                                  EXHIBIT 21
                    HALTER MARINE GROUP, INC. SUBSIDIARIES

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
 1.   Amcane Company                                                                               MN
 2.   AmClyde Engineered  Products Company, Inc.                                                   DE
 3.   Bludworth Bond Holding, Inc.                                                                 DE
 4.   Bludworth Bond, L.L.C.                                                                       LA
 5.   Bludworth Bond, L.P.                                                                         LA
 6.   Equitable Shipyards, L.L.C. f/k/a Equitable Shipyards, Inc.                                  LA
 7.   Fritz Culver, Inc.                                                                           LA
 8.   Gretna Machine & Iron Works, L.L.C.
      (f/k/a Gretna Machine & Iron Works, Inc.)                                                    LA
 9.   Gulf Coast Fabrication, Inc.                                                                 MS
10.   Halter-Calcasieu, L.L.C. (merger of Calcasieu Shipyard, Inc. & Crawford Shipyard, Inc.)      LA
11.   Halter Engineered Products Group, Inc.                                                       DE
12.   Halter Marine Group, Inc. Charitable Foundation, Inc.                                        MS
13.   Halter Gulf Repair, Inc.                                                                     DE
14.   Halter Lockport*
15.   Halter Marine Gulfport, Inc.                                                                 NV
16.   Halter Marine, Inc. (NV) (f/k/a Trinity Marine, Inc.)                                        NV
17.   Halter Marine, Inc. (LA)                                                                     LA
18.   Halter Marine International, Inc.                                                            Barbados
19.   Halter Marine Panama City, Inc.                                                              DE
20.   Halter Marine Pascagoula, Inc.                                                               DE
21.   Halter Marine Services, Inc.                                                                 MS
22.   Halter Moss Point*
23.   McElroy Marine Machinery*
24.   Marine Cleaning, L.L.C.                                                                      LA
25.   Marinsco, Inc.                                                                               LA
26.   Maritime Holdings, Inc. (merged w/Maritime Capital Corporation)                              DE
27.   Moss Point Marine*
28.   Offshore Marine Indemnity Company                                                            VT
29.   TDI-Halter, L.L.C. (limited partner of  TDI-Halter, Limited Partnership)                     LA
30.   TDI-Halter, Limited Partnership (f/k/a TDI-Halter, Inc.)                                     LA
31.   TDI-Orange, L.L.C. (limited partner of TDI-Orange, Limited Partnership)                      LA
32.   TDI-Orange, Limited Partnership                                                              LA
33.   TDI International, Inc.                                                                      Cayman Islands
34.   Trinity Yachts, Inc.                                                                         DE
35.   Utility Steel Fabrication, Inc.                                                              LA
36.   Washington Marine Fabricators, Inc.                                                          WA
37.   Belleli Offshore International, Inc. (Minority - 35%)                                        Italy
38.   Process Technologies LLC (50%)                                                               DE
39.   Zentec, Inc. (Minority - 20%)                                                                TX
40.   Sabre Personnel Associates, Inc.  (Minority - 40%)                                           LA
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*  Denotes a non-incorporated facility owned by Halter Marine, Inc.